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                                                                    EXHIBIT 10.6


                            FIRST AMENDMENT TO THE
                           VARCO INTERNATIONAL, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     This Amendment by Varco International, Inc. (hereinafter referred as the "Company") is made with the reference to the following facts:

     Effective January 1, 1991, the Company adopted the Varco International, Inc. Supplemental Executive Retirement Plan (hereinafter the "Plan") which reserves to the Board of Directors (hereinafter the "Board") the right to amend the Plan (Section 7.03 thereof). The Board has adopted a Resolution approving this First Amendment and an authorized officer of the Company has executed the same amending the Plan in the manner hereinafter provided.

     NOW, THEREFORE, the Plan is hereby amended as follows:

                                      I.
     Effective January 1, 1996, Section 3.01 of the Plan is amended by replacing the first sentence in this section with the following.

     "Each Participant shall have a nonforfeitable right to receive a fixed dollar amount equal to 40% of the average of a Participant's highest five calendar years of base salary."

                                      II.

     Effective January 1, 1996, the first paragraph of Section 3.02 is amended to clarify the meaning of this section as follows:

     "Upon Early Retirement or termination of employment prior to reaching Normal Retirement, each Participant shall have a non-forfeitable right to receive the vested portion of the Benefit for Normal Retirement set forth in
Section 3.01, except that such benefit shall be multiplied by a fraction. The numerator of this fraction is Years of Service at the earlier of Early Retirement or termination of employment and the denominator is Years of Service at age 65. This benefit shall be payable at age 65, unless the Participant reaches Early Retirement and elects to begin receiving his benefit at that time. If a Participant elects to begin receiving his benefit at or after Early Retirement, such benefit shall be further reduced by 8% per year compounded for each year benefits commence prior to age 65."